                                                                   EXHIBIT 4.7
                         [FACE OF WARRANT CERTIFICATE]

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION THEREIN OR HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY PURSUANT TO (A) REGISTRATION PURSUANT TO THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT, IN THE CASE OF (B), TO THE COMPANY'S AND THE WARRANT AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND, IN THE CASE OF EITHER (A) OR (B) TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE WARRANT AGENT. THE HOLDER OF EACH SECURITY BY ITS ACCEPTANCE HEREOF FURTHER AGREES THAT IT SHALL OFFER, SELL OR OTHERWISE TRANSFER THE WARRANTS REPRESENTED BY THIS CERTIFICATE ONLY TO QUALIFIED INSTITUTIONAL BUYERS (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND IN TRANSACTIONS INVOLVING THE SALE OF NO LESS THAN 1 MILLION WARRANTS SUBJECT TO THE COMPANY'S AND THE WARRANT AGENT'S RIGHT TO REQUIRE THE DELIVERY OF CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

No. W-I-1                                  Certificate for 3,000,000 Warrants
                                            CUSIP No. 68389Y-12-9


                         SERIES I EQUITY CALL WARRANTS
                           TO ACQUIRE COMMON STOCK OF
                               ORACLE CORPORATION

     This Warrant Certificate certifies that Goldman, Sachs & Co., or registered assigns, is the registered holder of 3,000,000 Warrants (the "Warrants") to purchase Common Stock, par value $0.01 per share (the "Common Stock"), of Oracle Corporation, a Delaware corporation (the "Company"). Each Warrant entitles the holder, subject to the terms and conditions set forth herein and in the Warrant Agreement, to purchase from the Company one fully paid and non-assessable share of Common Stock of the Company at the purchase price per share of Common Stock (the "Purchase Price"), which price shall initially be $77.55 per share, subject to adjustment from time to time in accordance with the Warrant Agreement. Settlement for such purchase shall take place on the sixth Business Day after delivery of such Notice of Exercise, upon surrender to the Warrant Agent, at its office maintained for that purpose in Boston, Massachusetts or New York, New York, of this Warrant Certificate with the form of election to purchase on the reverse hereof duly completed and signed by the registered holder or holders hereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and upon payment of the Purchase Price, but only subject to the conditions set forth herein and in the Warrant Agreement. Payment of the Purchase Price may be made by Federal or other immediately available funds to the Company.

     The Company shall have the right to settle any exercise of a Warrant (i) in cash, in which case on the fifteenth Business Day after the Exercise Date the Company shall deliver to the exercising Holder, against surrender to the Warrant Agent at its office maintained for that purpose in Boston, Massachusetts of the Warrant Certificate evidencing the exercised Warrants, Federal or other immediately available funds payable to the order of such Holder in an amount equal to the Cash Settlement Value (as defined in the Warrant Agreement); or
(ii) by delivering the Net Share Settlement Number (as defined in the Warrant Agreement) of shares of Underlying Common Stock, in which case on the eighteenth Business Day after the Exercise Date the Company shall deliver to the exercising Holder, against surrender to the Warrant Agent at its office maintained for that purpose in Boston, Massachusetts of the Warrant Certificate evidencing the exercised Warrants, such number of fully paid and non-assessable shares.

     No Warrant may be exercised or exchanged after 5:00 P.M., New York City time, on the Expiration Date. All Warrants evidenced hereby shall thereafter be void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, Oracle Corporation has caused this instrument to be duly executed.


                              ORACLE CORPORATION


                              By: /s/ Bruce M. Lange
                                  --------------------------------------
                                  Name: Bruce M. Lange
                                  Title:  Vice President and Treasurer

(SEAL)


Attest:  /s/ L. Patricia Moncada
         -----------------------------------
         Assistant Secretary

DATED: May 19, 1997

Countersigned as of the date above written:



BANKBOSTON, N.A.
as Warrant Agent

By:  /s/ Geoffrey D. Anderson
     ----------------------------------
     Authorized Officer

                        [REVERSE OF WARRANT CERTIFICATE]

     This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of May 19, 1997 (the "Warrant Agreement"), between the Company and BankBoston, N.A., as warrant agent (the "Warrant Agent," which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms not defined herein have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to BankBoston, N.A., 150 Royall Street, Canton, Massachusetts 02021, Attention: Reorganization Department.

     The Warrants evidenced by this Warrant Certificate shall be exercisable, at the election of the Holder hereof, either as an entirety or from time to time for part only of the number of Warrants specified herein. In the event that less than all of the Warrants evidenced by this Warrant Certificate are exercised at any time prior to the Expiration Date, a new Warrant Certificate or Certificates of the same tenor shall be issued for the remaining number of Warrants evidenced by this Warrant Certificate.

     The Company may, by notice to the Warrant Agent and to the Holder hereof, suspend the right to exercise Warrants evidenced hereby for a period of up to 90 days. The Company may suspend the right to exercise these Warrants on no more than one occasion. If any such period of suspension (as it may be extended by successive further notices) includes or extends beyond the Expiration Date, then the term of these Warrants shall be automatically extended to the Business Day following the last day of such suspension, which Business Day shall thereupon become the Expiration Date.

     Upon receipt of a Notice of Exercise, the Company may cancel such exercise by delivering notices of suspension to the Warrant Agent and to the Holders of the Warrants (and delivering a copy thereof to the exercising Holder, by facsimile transmission to the number set forth for such purpose in the Notice of Exercise), not later than 5:00 P.M., New York City time, on the third Business Day after delivery to the Company of such Notice of Exercise, in which case such Notice of Exercise shall be deemed never to have been given.

     At the option of the Holder hereof, Warrant Certificates may be exchanged at such office upon payment of the charges provided in the Warrant Agreement. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates that the Holder making the exchange is entitled to receive. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under the Warrant Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange. Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the

Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be required of a Holder for any registration of transfer or exchange of Warrant Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

     The Company and the Warrant Agent may deem and treat the registered Holder of this Warrant Certificate as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise hereof or any distribution to the Holder hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     The Warrant Agreement also provides that upon the occurrence of certain events, the Purchase Price set forth on the face hereof may, subject to certain conditions, be adjusted. If such Purchase Price is adjusted, the Warrant Agreement provides that in certain instances, the number of shares of Common Stock of the Company purchasable upon the exercise of each Warrant shall be adjusted. In the case of certain extraordinary transactions, the Warrants may become exercisable for the consideration received by Holders of Common Stock therein, or in certain cases, may become exchangeable solely for a cash payment, all as provided in the Warrant Agreement.

     This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

                         [FORM OF ELECTION TO EXERCISE]
           [TO BE EXECUTED UPON PURCHASE OF UNDERLYING COMMON STOCK]

     The undersigned hereby irrevocably exercises                of Series I
Equity Call Warrants for the acquisition of [ ] share(s) of Underlying Common Stock (as defined herein), represented by this Warrant Certificate, on the terms and conditions specified in this Warrant Certificate and the Warrant Agreement herein referred to, surrenders this Warrant Certificate and all right, title and interest therein Oracle Corporation (the "Company") and has tendered payment for such shares in the amount of $________, all in accordance with the terms hereof, directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.


     Dated: ____________________, ______

     /1/


                              -------------------------------------------
                              (Signature of Owner)

                              -------------------------------------------
                              (Street Address)

                              -------------------------------------------
                              (City)        (State)      (Zip Code)

                              -------------------------------------------
                              Facsimile Number/2/


                              Signature Guaranteed by:

                              -------------------------------------------



--------------------
     /1/ The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange or by another eligible guarantor institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934.

     /2/ A facsimile number must be provided for the purpose of receiving any notice of the Company's election, if any, to settle this exercise of Warrant(s) in cash or of suspension of the holder's right to exercise this Warrant.

                              [FORM OF ASSIGNMENT]

     FOR VALUE RECEIVED, the undersigned Holder of this Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Warrants set forth below:

=========================================================
                            Social Security
                                or other
                              identifying
   Names of                    number of        Number of
 Assignee(s)     Address      assignee(s)       Warrants
--------------   -------   ------------------   ---------



=========================================================


and does hereby irrevocably constitute and appoint __________, the undersigned's attorney, to make such transfer on the register maintained by the Warrant Agent for that purpose, with full power of substitution in the premises.

Dated:  ______________, ____

                              -----------------------------------------
                              (Signature of Owner)/3/


                              -----------------------------------------
                              (Street Address)

                              -----------------------------------------
                              (City)        (State)      (Zip Code)

                              -----------------------------------------

                              Signature Guaranteed by:

                              -----------------------------------------


-----------------------
     /3/ The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange or by another eligible guarantor institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934.